Exhibit 24

                                POWER OF ATTORNEY

      Each Manager and/or Officer of PSEG Energy Holdings L.L.C. whose signature appears below hereby appoints Derek M. DiRisio, the agent for service named in this Registration Statement, and James T. Foran, Esq. as attorney-in-fact, to execute in the name of each such person and to file with the Securities and Exchange Commission this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement.

               Signature                                          Date
               ---------                                          ----

          /S/ Robert E. Busch                               October 8, 2002
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            Robert E. Busch

           /S/ Frank Cassidy                                October 8, 2002
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             Frank Cassidy

         /s/ Derek M. Dirisio                               October 8, 2002
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           Derek M. DiRisio

     /s/ Robert J. Dougherty, Jr.                           October 8, 2002
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       Robert J. Dougherty, Jr.

         /s/ E. James Ferland                               October 8, 2002
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           E. James Ferland

         /s/ Thomas M. O'Flynn                              October 8, 2002
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           Thomas M. O'Flynn

         /s/ R. Edwin Selover                               October 8, 2002
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           R. Edwin Selover